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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2004

TRANSMONTAIGNE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11763	06-1052062
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1670 Broadway, Suite 3100, Denver, Colorado 80202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (303) 626-8200

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of TransMontaigne Inc. under any of the following provisions:

  ☐
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        The disclosure set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On September 13, 2004, TransMontaigne Inc. entered into a new $400,000,000 Senior Secured Working Capital Credit Facility, dated as of September 13, 2004, among TransMontaigne, Wachovia Bank, National Association, as Agent, a syndicate of seventeen banks and other institutional lenders, JPMorgan Chase Bank and UBS AG Stamford Branch, as Syndication Agents, and Société Générale, New York Branch, and Wells Fargo Foothill, LLC, as Documentation Agents. TransMontaigne's operating subsidiaries have guaranteed the obligations of TransMontaigne under the Working Capital Credit Facility. The Working Capital Credit Facility replaces TransMontaigne's existing $275,000,000 credit facility. As with TransMontaigne's former credit facility, the new Working Capital Credit Facility is TransMontaigne's primary means of short-term liquidity to finance working capital requirements. The initial fundings under the Working Capital Credit Facility were $28.3 million and the initial outstanding letters of credit had a face amount of $46.8 million. On September 17, 2004, TransMontaigne made a detailed announcement of the completion of its new Working Capital Credit Facility in a press release that is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

        The Working Capital Credit Facility has a five-year term and represents a significant extension of the term of TransMontaigne's prior credit facility, which matured on February 28, 2006. The Working Capital Credit Facility provides for a maximum borrowing line of credit equal to the lesser of (i) $400 million and (ii) the borrowing base, which is a function, among other things, of TransMontaigne's and its operating subsidiaries' cash, accounts receivable, refined petroleum product inventory, exchanges, margin deposits and open positions of derivative contracts. The borrowing base is also subject to reduction for certain reserves and, until fixed assets satisfying the requirements of the Working Capital Credit Facility have been granted as security for TransMontaigne's obligations, the borrowing base will be subject to a further reduction of $50 million. In addition, outstanding letters of credit are counted against the maximum borrowing capacity available at any time. TransMontaigne may elect to have loans under the Working Capital Credit Facility bear interest either (1) at a Eurodollar rate based on LIBOR, plus an applicable margin ranging from 1.5% to 2.25% depending on the excess of the borrowing base over the amount of borrowings outstanding, or (2) at a base rate equal to the greater of (a) the federal funds rate plus 0.5% and (b) the rate announced from time to time by Wachovia Bank as its prime rate, in either case, plus an applicable margin ranging up to 0.75%, depending on the excess of the borrowing base over the amount of borrowings outstanding. In addition, TransMontaigne will pay a commitment fee ranging from 0.25% to 0.50% per annum on the total amount of the unused commitments. Interest on loans under the Working Capital Credit Facility will be due and payable periodically, based on the applicable interest rate and related interest period, generally each one, two or three months. The principal balance of loans and any accrued and unpaid interest will be due and payable in full on the maturity date, September 13, 2009, or the date on which all of the lenders' commitments are terminated, if earlier. In addition, upon the occurrence of certain events of default, and subject to the passage of time or cure periods under certain circumstances, the lenders may accelerate and declare all or a portion of the obligations under the Working Capital Credit Facility to be immediately due and payable.

        As with TransMontaigne's former credit facility, the new Working Capital Credit Facility is TransMontaigne's primary means of short-term liquidity to finance working capital requirements. The Working Capital Credit Facility contains affirmative and negative covenants (including limitations on indebtedness, limitations on dividends and other distributions, limitations on certain inter-company transactions, limitations on mergers, consolidation and the disposition of assets, limitations on investments and acquisitions and limitations on liens) that are customary for a facility of this nature. The Working Capital Credit Facility also contains customary representations and warranties (including those relating to corporate organization and authorization, compliance with laws, absence of defaults, material agreements and litigation) and customary events of default (including those relating to monetary defaults, covenant defaults, cross defaults and bankruptcy events). The only financial covenant contained in the new Working Capital Credit Facility is a minimum fixed charge coverage ratio test that is tested on a quarterly basis at any time that the average minimum unused credit line falls below $75 million for the last month of any quarter. In that event, TransMontaigne must satisfy a minimum fixed charge coverage ratio requirement of 110%, which is less restrictive than the corresponding financial covenant contained in TransMontaigne's prior credit facility.

        TransMontaigne and the subsidiary guarantors have also executed and delivered certain other related agreements and documents pursuant to the Working Capital Credit Facility, including a security agreement, guarantee agreements and a pledge agreement. The obligations of TransMontaigne and its operating subsidiaries under the Working Capital Credit Facility are secured by a first priority security interest in favor of the Agent for the benefit of the lenders, in TransMontaigne's and such subsidiaries' cash, accounts receivable, refined petroleum product inventory and, upon the satisfaction of certain conditions, a portion of their real estate and fixed assets, among other things.

        The description of the Working Capital Credit Facility set forth above is qualified in its entirety by the terms of the Working Capital Credit Facility itself, which is expected to be filed as an Exhibit to TransMontaigne's Annual Report on Form 10-K for the year ended June 30, 2004.

Item 9.01. Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Inc. Press Release dated September 17, 2004.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, TransMontaigne Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE INC.
Dated: September 17, 2004	By:	/s/ Randall J. Larson Randall J. Larson Executive Vice President

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Exhibit Index

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Inc. Press Release dated September 17, 2004.

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index